UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Today Autobytel filed with Nasdaq a request to extend its current deadline of February 15, 2005 to March 16, 2005 in order to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires Autobytel to make on a timely basis all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934. Autobytel has not yet filed its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 that was due to be filed on November 15, 2004. If Autobytel is unable to meet the filing requirements established by Nasdaq by meeting the current February 15, 2005 deadline or any extension of such deadline granted by Nasdaq, then Autobytel shares of common stock will be immediately delisted from the Nasdaq Stock Market. Autobytel can not provide any assurance that it can obtain an extension from Nasdaq, or whether or not it obtains an extension, that it will be able to meet the existing or any other deadline established by Nasdaq to come into compliance with Nasdaq Marketplace Rule 4310(c)(14) by filing its 2004 third quarter Form 10-Q within the required deadline. If Autobytel’s shares of common stock are delisted from Nasdaq they will continue to trade in the over-the-counter market.

Autobytel is continuing to work to complete its financial statements for the nine months ended September 30, 2004 and to restate its financial statements for the second, third and fourth fiscal quarters of 2003, the full 2003 fiscal year and the first and second fiscal quarters of 2004. The work that Autobytel is undertaking to complete such financial statements may also affect Autobytel’s financial statements for other periods. Until such time as Autobytel is able to refile with the SEC its financial statements for these periods its existing financial statements should not be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President
and General Counsel

Date: February 3, 2005